SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 1, 2016
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33748 (Commission File Number)	20 - 8718331 (I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)
(202) 728-0044
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 1, 2016, DuPont Fabros Technology, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders, at which three proposals were submitted to its stockholders.

1. Election of Directors. Each of the following nominees was elected to the Board of Directors of the Company for a one-year term expiring at the Company’s 2017 Annual Meeting of Stockholders and until their successors are elected and qualified. The following table reflects the voting results for each nominee:

Nominee	For	Withheld	Broker Non-Votes
Michael A. Coke	63,504,820	159,585	5,862,993
Lammot J. du Pont	62,996,662	667,743	5,862,993
Thomas D. Eckert	63,431,044	233,361	5,862,993
Christopher P. Eldredge	63,471,852	192,553	5,862,993
Frederic V. Malek	63,339,102	325,303	5,862,993
John T. Roberts, Jr.	63,373,073	291,332	5,862,993
Mary M. Styer	63,498,457	165,948	5,862,993
John H. Toole	63,365,936	298,469	5,862,993

2. Advisory Vote on Executive Compensation (Say-On-Pay Vote). The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders by the following vote:

For	Against	Abstain	Broker Non-Votes
62,198,089	1,298,677	167,639	5,862,993

3. Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
68,898,608	608,474	25,316	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

June 2, 2016	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.

Executive Vice President, General Counsel and Secretary